                         Securities Act of 1933 File No. _________
                         (If application to determine eligibility of trustee
                         for delayed offering  pursuant to  Section 305 (b) (2))
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)___________

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                          THE CHASE MANHATTAN BANK
                           (NATIONAL ASSOCIATION)
             (Exact name of trustee as specified in its charter)

                                 13-2633612
                   (I.R.S. Employer Identification Number)

                 1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                  (Address of  principal executive offices)

                                    10081
                                 (Zip Code)
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                 GENERAL AMERICAN TRANSPORTATION CORPORATION
            (Exact  name of obligor as specified in its charter)

                                  NEW YORK
       (State or other jurisdiction of incorporation  or organization)

                                 36-2827991
                    (I.R.S. Employer Identification No.)

                           500 WEST MONROE STREET
                              CHICAGO, ILLINOIS
                  (Address of principal  executive offices)

                                 60661-3676
                                 (Zip Code)
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                               DEBT SECURITIES
                     (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                      Comptroller of the Currency, Washington, D.C.

                      Board of Governors of The Federal Reserve System, Washington, D. C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                      Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                 The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                 (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.
         *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)
         *2. --  Copies of the respective authorizations of The Chase Manhattan
                   Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
         *3. --  Copies of authorizations of The Chase Manhattan Bank
                   (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
         *4. --  A copy of the existing by-laws of the trustee.  (See Exhibit
                   T-1 (Item 12(a)), Registration No. 33-60809.)
         *5. --  A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
         *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
          7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

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                                     1.

                                      NOTE

        Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

        Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 20th day November, 1995




                                              THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION)



                                              By:    /s/ Valerie Dunbar
                                                 ---------------------------
                                                        Valerie Dunbar
                                                        Vice President



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                                       2

                                   EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
                        THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on September 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

 CHARTER NUMBER 2370                                   COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
 STATEMENT OF RESOURCES AND LIABILITIES
                                                                                               THOUSANDS
                                                  ASSETS                                      OF DOLLARS
  Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin....................................  $ 5,081,000
     Interest-bearing balances.............................................................    5,957,000
  Held to maturity securities..............................................................    1,678,000
  Available-for-sale securities............................................................    5,303,000
  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold....................................................................    1,806,000
     Securities purchased under agreements to resell.......................................       23,000
  Loans and lease financing receivable:
     Loans and leases, net of unearned income.........................   $ 55,682,000
     LESS: Allowance for loan and lease losses........................      1,112,000
     LESS:  Allocated transfer risk reserve...........................              0
                                                                         ------------
     Loans and leases, net of unearned income, allowance, and reserve......................   54,570,000
  Assets held in trading accounts..........................................................   12,551,000
  Premises and fixed assets (including capitalized leases).................................    1,755,000
  Other real estate owned..................................................................      400,000
  Investments in unconsolidated subsidiaries and associated companies......................       30,000
  Customers' liability to this bank on acceptances outstanding.............................    1,091,000
  Intangible assets........................................................................    1,344,000
  Other assets.............................................................................    6,322,000
                                                                                            ------------
  TOTAL ASSETS............................................................................. $ 97,911,000
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                                                    LIABILITIES
  Deposits:
    In domestic offices.................................................................... $ 31,007,000
        Noninterest-bearing..........................................   $  12,166,000
        Interest-bearing.............................................      18,841,000
                                                                           ----------
     In foreign offices, Edge and Agreement subsidiaries, and IBFs.........................   36,015,000
        Noninterest-bearing..........................................   $   3,258,000
        Interest-bearing.............................................      32,757,000
                                                                           ----------
  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
     IBFs:
     Federal funds purchased...............................................................    1,673,000
     Securities sold under agreements to repurchase........................................      233,000
  Demand notes issued to the U.S. Treasury.................................................       25,000
  Trading liabilities......................................................................    9,105,000
  Other borrowed money:
     With original maturity of one year or less............................................    2,783,000
     With original maturity of more than one year..........................................      395,000
  Mortgage indebtedness and obligations under capitalized leases...........................       40,000
  Bank's liability on acceptances executed and outstanding.................................    1,100,000
  Subordinated notes and debentures........................................................    1,960,000
  Other liabilities........................................................................    5,747,000
                                                                                            ------------
  TOTAL LIABILITIES........................................................................   90,083,000
                                                                                            ------------
  Limited-life preferred stock and related surplus.........................................            0

                                                          EQUITY CAPITAL
  Perpetual preferred stock and related surplus............................................            0
  Common stock.............................................................................      921,000
  Surplus..................................................................................    5,244,000
  Undivided profits and capital reserves...................................................    1,695,000
  Net unrealized holding gains (losses) on available-for-sale securities...................      (43,000)
  Cumulative foreign currency translation adjustments......................................       11,000
                                                                                            ------------
  TOTAL EQUITY CAPITAL.....................................................................    7,828,000
                                                                                            ------------
  TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
        AND EQUITY CAPITAL................................................................. $ 97,911,000
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I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct
to the best of my knowledge and belief.        (Signed) Lester J. Stephens, Jr.


We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.